Exhibit 4.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2014 by and between Datalink Corporation, a Minnesota corporation (“Parent”), Mars Acquisition, Inc., a California corporation (“Merger Sub”), and each other signatory hereto (each, an “Transferring Seller” and, collectively, the “Transferring Sellers”). Certain definitions are set forth in Section 7 of this Agreement.  Capitalized terms used in this Agreement, not otherwise defined herein, shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS:

A.                                    Each Transferring Seller is currently a stockholder of Bear Data Solutions, Inc., a California corporation (“Target”), and is the owner of the number of shares of common stock, having no par value, of Target (the “Target Common Stock”) set forth opposite such Transferring Seller’s name on Exhibit A attached hereto.

B.                                    Concurrently with the execution and delivery of this Agreement, Parent is entering into that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of the date hereof, by and among Parent, Merger Sub, Target and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Representative as defined therein, pursuant to which Merger Sub shall merge with and into Target with Target as the surviving corporation (the “Merger”).

C.                                    In connection with the transactions contemplated by the Merger Agreement, on the terms and conditions set forth herein, each Transferring Seller desires to contribute to Parent that number of shares of Target Common Stock set forth on Exhibit A attached hereto (with respect to each Transferring Seller, the “Transferring Company Shares” of such Transferring Seller). The Transferring Company Shares have been deemed to have the value set forth for each Transferring Seller on Exhibit A attached hereto (with respect to each Transferring Seller, the “Exchange Amount” of such Transferring Seller).

D.                                    Parent desires to issue to each Transferring Seller the Parent Shares (as defined below) in exchange for Transferring Seller’s contribution to Parent of such Transferring Seller’s Transferring Company Shares.

E.                                    Each Transferring Seller believes that it is in his, her, or its best interests to enter into this Agreement and consummate the transactions contemplated hereby and by the Merger Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Acquisition of Parent Shares.

(a)                                 Immediately prior to the Closing (as defined in the Merger Agreement) (such time, the “Exchange Effective Time”), each Transferring Seller shall surrender and contribute to Parent such Transferring Seller’s Transferring Company Shares (and the certificate(s) representing such Transferring Company Shares accompanied by duly executed stock powers), free and clear of all Liens (as defined in the Merger Agreement) and, simultaneously with such surrender, Parent shall issue to such Transferring Seller a number of shares of common stock, par value $0.001 per share (“Parent Common Stock”) equal to the quotient of (i) such Transferring Seller’s Exchange Amount divided by (ii) the Parent Price Per Share, rounded down to the nearest whole number (such number of shares of Parent Common Stock, the “Parent Shares” of such Transferring Seller).  Such surrender and contribution of the Transferring Company Shares and issuance of the Parent Shares is referred to herein as the “Exchange”).

(b)                                 In connection with the acquisition of the Parent Shares hereunder, and the execution, delivery and performance of this Agreement, each Transferring Seller, severally and solely as to itself, represents and warrants to Parent as of the date hereof and as of the Exchange Effective Time that:

(i)                                    Organization and Good Standing. Such Transferring Seller, if an entity, is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization.

(ii)                                Title. Such Transferring Seller owns beneficially and of record the number of shares of Target Common Stock set forth opposite such Transferring Seller’s name on Exhibit A, free and clear of all Liens other than restrictions on transfer generally arising under applicable securities Laws.

(iii)                            Authorization of Agreement. Such Transferring Seller has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement by such Transferring Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action and no other proceedings on its part are necessary to authorize the execution, delivery, or performance of this Agreement.  This Agreement has been duly executed and delivered such Transferring Seller and assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Transferring Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

(iv)                             No Violation. The execution, delivery and performance of this Agreement by such Transferring Seller and the consummation of the transactions contemplated hereby will not contravene, conflict with or result in any breach of, constitute a default under, or result in a violation of the provisions of such Transferring Seller’s organizational documents, if applicable, any applicable Law, any rule or regulation of any Governmental Body, any material agreement or instrument, any Permit, or any Order applicable to such Transferring Seller, that would materially adversely affect that Transferring Seller’s performance under this Agreement or the consummation of the transactions contemplated hereby.

(v)                                 Litigation. There are no Legal Proceedings pending or, to such Transferring Seller’s knowledge, threatened against such Transferring Seller at law or in equity, which would adversely affect its performance under this Agreement or the consummation of the transactions contemplated hereby.  Such Transferring Seller is not subject to any outstanding Order that would materially adversely affect its performance under this Agreement or the consummation of the transactions contemplated hereby.

(vi)                             Securities Matters.

(1)                                 Experience; Risk. Such Transferring Seller has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the receipt of the Parent Shares and of protecting its interests in connection herewith. Such Transferring Seller has the ability to bear the economic risk of this investment, including complete loss of the investment.

(2)                                 Investment. Such Transferring Seller is acquiring the Parent Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act, this Agreement, or any other applicable securities Laws. Such Transferring Seller understands that the Parent Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Transferring Seller’s representations as expressed in this Section 1(b)(vi).

(3)                                 Access to Information. Such Transferring Seller acknowledges that, as of the date hereof, it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transaction contemplated by this Agreement and the Parent Shares and the merits and risks of investing in the Parent Shares and any such questions have been answered to such Transferring Seller’s reasonable satisfaction; (ii) access to information about Parent and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, including to review Parent’s filings with the U.S. Securities Exchange Commission (the “SEC”); (iii) the opportunity to obtain such additional information that Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to such Transferring Seller’s reasonable satisfaction; and (iv) the opportunity to ask questions of management of Parent and any such questions have been answered to such Transferring Seller’s reasonable satisfaction. Such Transferring Seller has sought such accounting, legal and Tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Parent Shares. Such Transferring Seller acknowledges that no other party hereto nor any Affiliate or representative of such party has made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except or to the extent such information is covered by the representations and warranties contained herein. Subject to the representations, warranties and covenants of Parent contained in this Agreement, such Transferring Seller hereby agrees that neither Parent nor any of its Affiliates will have or be subject to any Liability or indemnification obligation to such Transferring Seller or to any other Person resulting from the issuance and sale of Parent Shares to that Transferring Seller.

(4)                                 Accredited Investor. Such Transferring Seller is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC.

(5)                                 Restricted Securities; Rule 144. Such Transferring Seller understands that the Parent Shares are characterized as “restricted securities” under the U.S. Federal securities Laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such Laws and applicable regulations, the Parent Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Transferring Seller acknowledges that the Parent Shares must be held indefinitely unless a sale of the Parent Shares complies with this Agreement and is subsequently registered under the Securities Act or an exemption from such registration is available. Such Transferring Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(6)                                 Legend. Such Transferring Seller understands and agrees that, subject to Section 6(a), each certificate representing the Parent Shares, any securities issued in respect thereof or exchange therefor shall bear a legend in the following form (in addition to any other legend required under applicable state securities Laws) so long as such a legend is required by this Section 1(b)(vi):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(vii)                         Tax Consequences. Such Transferring Seller has had the opportunity to consult its own Tax advisors with respect to the Tax consequences to such Transferring Seller of the purchase, receipt or ownership of the Parent Shares, including the Tax consequences under Federal, state, local, and other Tax Laws of the United States or any other country and the possible effects of changes in such Tax Laws. Such Transferring Seller acknowledges that none of Parent, its subsidiaries, Affiliates, successors, beneficiaries, heirs and assigns and its and their past and present managers, directors, officers, employees, and agents (including, without limitation, their attorneys) makes or has made any representations or warranties to such Transferring Seller regarding the Tax consequences to such Transferring Seller of the purchase, receipt or ownership of the Parent Shares, including the Tax consequences under Federal, state, local and other Tax Laws of the United States or any other country and the possible effects of changes in such Tax Laws.

(viii)                     Residence. Such Transferring Seller, if an individual, is a resident of the state set forth on such Transferring Seller’s signature page hereto. Such Transferring Seller, if an entity, is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of formation.

(c)                                  As an inducement to Parent to issue such Transferring Seller’s Parent Shares to such Transferring Seller, and as a condition thereto, each Transferring Seller acknowledges and agrees that neither the issuance of the Parent Shares to such Transferring Seller nor any provision contained herein shall entitle such Transferring Seller to remain in the employment of Target or any of its subsidiaries or Affiliates or affect the right of Target or any such subsidiary of Affiliate to terminate such Transferring Seller’s employment at any time for any reason.

(d)                                 Upon execution of this Agreement by each Transferring Seller, such Transferring Seller’s spouse, if any, shall execute the Spousal Consent in the form of Exhibit B attached hereto.

2.                                      Restrictions on Transfer of Transferring Company Shares and Parent Shares.

(a)                                 Restriction on Transfer of Transferring Company Shares. During the period from the date of this Agreement through the Exchange Effective Time, no Transferring Seller shall, directly or indirectly, cause or permit any Transfer (as defined below) of any of the Transferring Company Shares to be effected.

(b)                                 Restriction on Transfer of Parent Shares. Subject to any restrictions on Transfer under applicable Law, each Transferring Seller agrees that it will not Transfer, in the aggregate, in excess of 25% of the Parent Shares issued to such Transferring Seller pursuant to this Agreement prior to the close of trading on the one-year anniversary of the Exchange Effective Time.

3.                                      Representations and Warranties of Parent.  As a material inducement to Transferring Sellers to enter into this Agreement and acquire the Parent Shares, Parent hereby represents and warrants to each Transferring Seller that:

(a)                                 Organization and Corporate Power. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Minnesota, with full power and authority to enter into this Agreement and perform its obligations under this Agreement.

(b)                                 Authorization. Parent has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements referred to herein to which it is or will be a party, and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, corporate or otherwise, and no other proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement.  This Agreement has been duly executed and delivered by Parent and assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

(c)                                  No Violation.  The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby will not contravene, conflict with or result in any breach of, constitute a default under, or result in a violation of the provisions of Parent’s certificate or articles of incorporation, bylaws (or similar organizational documents), any applicable Law, any rule or regulation of any Governmental Body, any material agreement or instrument, any Permit, or any Order applicable to Parent, that would materially adversely affect Parent’s performance under this Agreement or the consummation of the transactions contemplated hereby.

(d)                                 Parent Shares.

(i)                                    The Parent Shares to be issued under this Agreement have been duly authorized, and upon issuance, will be validly issued, fully paid and nonassessable, and will not be subject to any option, call, preemptive, subscription, right of first refusal or similar rights under any provision of Law, the organizational documents of Parent, or any contract.

(ii)                                Upon consummation of the transactions contemplated by this Agreement, the Transferring Sellers shall acquire good and valid title to the Parent Shares issued under this Agreement free and clear of all Liens other than securities Law restrictions of general applicability.

(iii)                            Upon issuance, the Parent Shares issued under this Agreement will not be subject to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such equity interests other than this Agreement.

(iv)                             Assuming the accuracy of the representations and warranties of the Sellers contained in Section 1(b)(vi), the offer, sale and issuance of the Parent Shares under this Agreement will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.

(e)                                  Parent SEC Documents; Financial Statements.

(i)                                    Parent has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement (all such documents filed since January 1, 2013, the “Parent SEC Documents”) required to be filed (other than preliminary material) by Parent with the SEC. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and none of the Parent SEC Documents contained, as of the date of filing, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Parent SEC Document.

(ii)                                The consolidated financial statements (including any related notes thereto) of Parent included in the Parent SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (A) as may be indicated in the notes thereto, (B) as permitted by Regulation S-X, (C) as permitted by Form 10-Q or (D) that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount) and (iii) fairly present in all material respects the consolidated financial position of Parent and its subsidiaries, if any, as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its subsidiaries as at the dates and for the periods covered thereby (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(iii)                            Parent is in material compliance with all the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Parent.

4.                                      Consent and Waiver.  If the Merger is consummated, then each Transferring Seller’s right to such Transferring Seller’s Parent Shares on the terms and subject to the conditions set forth herein and in the Merger Agreement shall constitute such Transferring Seller’s sole and exclusive consideration for the contribution of the Transferring Company Shares. Each Transferring Seller hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the actions of the board of directors of Target in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement.

5.                                      Support of the Merger Transaction. Each Transferring Seller agrees to be bound and obligated by the terms of the Merger Agreement in the capacity of a Securityholder to the same extent as if he, she, or it was an original party to the Merger Agreement, including, without limitation, Article VIII of the Merger Agreement (which includes indemnification obligations of the Securityholders), and further agrees to perform the obligations of a Securityholder under the Merger Agreement.

6.                                      Parent Covenants.

(a)                                 Legend Removal. Parent agrees that certificates evidencing the Parent Shares issued under this Agreement shall not be required to contain the legend set forth in Section 1(b)(vi) or any other legend (a) (i) following any sale of such Parent Shares pursuant to an effective registration statement covering the resale of the Parent Shares, (ii) following any sale of such Parent Shares pursuant to Rule 144 or if the Parent Shares are transferrable by a Person who is not an Affiliate of Parent pursuant to Rule 144 (or any similar provision then in force) without any volume or manner of sale restrictions thereunder, or (iii) if the holder provides Parent with a legal opinion reasonably acceptable to Parent to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC) and (b) following, with respect to 75% of the Parent Shares issued to such Transferring Seller pursuant to this Agreement, the time period specified in Section 2(b). Parent agrees to review any legal opinion provided by such Transferring Seller for purposes of clause (a)(iii) within five (5) Business Days of receipt of the legal opinion. Whenever such restrictions shall cease and terminate as to any Parent Shares issued under this Agreement, the holder of such Parent Shares shall be entitled to receive from Parent as soon as reasonably practicable upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein.

(b)                                 Reporting Status. With a view to making available to the Transferring Sellers the benefits of certain rules and regulations of the SEC which may permit the Transfer of the Parent Shares issued under this Agreement to the public without registration, Parent agrees to use its commercially reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of Parent under the Exchange Act for a period of two years following the Exchange Effective Time.

(c)                                  Listing. For a period of two years following the Exchange Effective Time, Parent will use its commercially reasonable efforts to maintain the automated quotation of the Parent Common Stock on the NASDAQ Global Market or an alternative listing on the NASDAQ National Market or the New York Stock Exchange and will comply in all material respects with Parent’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority, Inc. and such exchanges, if applicable.

7.                                      Definitions.

(a)                                 “Parent Price Per Share” means the volume-weighted average of the per share trading prices of Parent Common Stock as reported through Bloomberg (based on all trades in Parent Common Stock and not an average of daily averages) for the twenty (20) consecutive full trading days ending one Business Day prior to the Exchange Effective Time.

(b)                                 “Securities Act” means the Securities Act of 1933, as amended from time to time.

(c)                                  A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent;  (iii)  enters into a swap or similar transaction other than with Parent that transfers the economic consequences of ownership of such security; or (iv) reduces such Person’s beneficial ownership of, interest in or risk relating to such security other than pursuant to an agreement with Parent.

8.                                      Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy to the number set out below, or by electronic mail to the email address set out below during the regular business hours of the recipient (or the next succeeding Business Day if not sent on a Business Day or if sent after the regular business hours of the recipient), if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the Business Day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective parties, will be sent to the applicable address set forth below, unless another address has been previously specified in writing:

If to Parent or Merger Sub:

Datalink Corporation

10050 Crosstown Circle, Suite 500

Eden Prairie, MN 55344

Telephone:                                   (952) 944-3462

Facsimile:                                         (952) 279-5601

Email:                                                            plidsky@datalink.com

Attention:                                         President and Chief Executive Officer

with a copy (which will not constitute notice) to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-3901

Telephone:                                   (612) 766-7000

Facsimile:                                         (612) 766-1600

Email:                                                            jon.zimmerman@faegrebd.com

Attention: Jonathan R. Zimmerman

If to any Transferring Seller:

To the address set forth opposite such Transferring Seller’s signature on the signature pages hereto.

9.                                      General Provisions.

(a)                                 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b)                                 Complete Agreement. This Agreement (together with the exhibits attached hereto), the Merger Agreement, the other Transaction Documents and other documents of even date herewith executed in connection with the Merger Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)                                  Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or portable document file (.pdf)), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)                                 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Transferring Sellers, Parent, and their respective successors and permitted assigns (including subsequent holders of Parent Shares).

(e)                                  Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial.

(i)                                    This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Minnesota applicable to agreements executed and performed entirely within such State.

(ii)                                CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN MINNESOTA OR THE COURTS OF THE UNITED STATES LOCATED IN MINNEAPOLIS, MINNESOTA IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 8.

(iii)                            WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(e)(iii).

(f)                                   Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor, subject to the terms and conditions of the Merger Agreement.  Without limiting the generality of the foregoing, in connection with the consummation of the Merger, each Transferring Seller and Parent shall have the right to specifically enforce the Exchange. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction in the State of Minnesota (subject to the provisions of Section 9(e) above), without posting any bond or deposit, for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(g)                                 Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto, provided that a party may provide a waiver solely as to itself.

(h)                                 No Inducement. Each Transferring Seller hereby represents and warrants that such Transferring Seller has not been induced to agree to and execute this Agreement by any statement, act or representation of any kind or character by anyone, except as contained herein and in the other Transaction Documents. Each Transferring Seller further represents that such Transferring Seller has fully reviewed this Agreement and has full knowledge of its terms, and executes this Agreement of its own choice and free will, after having received the advice of its attorney(s).

(i)                                    Fees and Expenses.  The fees and expenses incurred by each party hereto in connection with the authorization, preparation, negotiation, execution and performance of this Agreement will be borne by the party incurring such fees and expenses.

10.                               Termination of Agreement. In the event the Merger Agreement is terminated prior to the Closing Date, this Agreement shall terminate automatically and be of no further force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

PARENT

DATALINK CORPORATION

By:	/s/Gregory T. Barnum
Name: Gregory T. Barnum
Title: Chief Financial Officer and Secretary

MERGER SUB

MARS ACQUISITION, INC.

By:	/s/Gregory T. Barnum
Name: Gregory T. Barnum
Title: Chief Executive Officer and Secretary

SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

TRANSFERRING SELLER:

DONALD W. JAMES, JR. REVOCABLE TRUST

By:	/s/Donald W. James, Jr.
Name: Donald W. James, Jr.
Title: Trustee

Address for notice:

SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

SPOUSAL CONSENT

The undersigned spouse of Transferring Seller hereby acknowledges that I have read the foregoing Common Stock Purchase Agreement executed by my spouse and that I understand the contents of the Common Stock Purchase Agreement.  I am aware that the foregoing Common Stock Purchase Agreement imposes certain restrictions on such securities (including, without limitation, the transfer restrictions thereof). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Spouse’s Name:	/s/Elizabeth Pearl Johnson

Date: October 18, 2014

Witness’ Name:	/s/Donald W. James

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

TRANSFERRING SELLER:

BRADFORD THOMPSON

/s/Bradford Thompson

Address for notice:

SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

SPOUSAL CONSENT

The undersigned spouse of Transferring Seller hereby acknowledges that I have read the foregoing Common Stock Purchase Agreement executed by my spouse and that I understand the contents of the Common Stock Purchase Agreement.  I am aware that the foregoing Common Stock Purchase Agreement imposes certain restrictions on such securities (including, without limitation, the transfer restrictions thereof). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Spouse’s Name:	/s/Kathleen Thompson

Date: October 17, 2014

Witness’ Name:	/s/Bradford Thompson

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

TRANSFERRING SELLER:

RICHARD WALLACE

/s/Richard Wallace

Address for notice:

SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

EXHIBIT A

TRANSFERRING SELLERS AND SHARES

TRANSFERRING SELLER	TOTAL SHARES OF TARGET COMMON STOCK OWNED	TRANSFERRING COMPANY SHARES	EXCHANGE AMOUNT
Donald W. James, Jr. Revocable Trust	17,300,000	2,445,141	$1,465,342.56
Bradford Thompson	1,250,000	237,970	$142,612.46
Richard Wallace	250,000	95,188	$57,044.98

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Transferring Seller hereby acknowledges that I have read the foregoing Common Stock Purchase Agreement executed by my spouse and that I understand the contents of the Common Stock Purchase Agreement.  I am aware that the foregoing Common Stock Purchase Agreement imposes certain restrictions on such securities (including, without limitation, the transfer restrictions thereof). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Spouse’s Name:

Date:	, 2014

Witness’ Name: